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                                                                                                                        EXHIBIT 11
                                                        FEDERATED DEPARTMENT STORES, INC.

                                        EXHIBIT OF PRIMARY AND FULLY DILUTED EARNINGS (LOSS) PER SHARE
                                                      (THOUSANDS, EXCEPT PER SHARE FIGURES)
                                                    13 Weeks Ended                                   26 Weeks Ended
                                         August 2, 1997         August 3, 1996          August 2, 1997          August 3, 1996
                                      Shares       Income    Shares          Loss    Shares       Income     Shares          Loss
Net income (loss) and average
 number of shares outstanding        209,065      $27,697   207,663      $(27,193)  208,650      $51,756    207,187       $(65,139)
Earnings (loss) per share                    $ .13                 $(.13)                   $ .25                   $(.31)

PRIMARY COMPUTATION:
 Average number of common share
  equivalents:
   Deferred compensation plan            325                                            305
   Warrants                            4,587                                          4,047
   Stock options                       1,757            -         -             -     1,657            -          -              -
    Adjusted number of common
     and common equivalent shares
     outstanding and adjusted net
     income (loss)                   215,734       27,697   207,663       (27,193)  214,659       51,756    207,187        (65,139)
    Primary earnings (loss) per
     share                                   $ .13                 $(.13)                   $ .24                   $(.31)

FULLY DILUTED COMPUTATION:
 Additional adjustments to a fully
  diluted basis:
   Convertible notes                  10,239        2,588
   Warrants                            2,176                                          2,176
   Stock options                         845            -         -             -       845            -          -              -
    Adjusted number of shares
     outstanding and net earnings
     (loss) on a fully diluted
     basis                           228,994      $30,285   207,663       $(27,193) 217,680      $51,756    207,187       $(65,139)

    Fully diluted earnings (loss)
     per share                               $ .13                 $(.13)                   $ .24                   $(.31)

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